            AMENDED AND RESTATED SEVERANCE AGREEMENT

          AMENDED AND RESTATED SEVERANCE AGREEMENT (the "Agreement") entered into between Fleming Companies, Inc., an
Oklahoma corporation (the "Company"), and         1       , an
                                           ---------------
individual (the "Executive"), dated as of this 2nd day of March, 1995 (the "Effective Date").

          WHEREAS, the Company and the Executive are parties to that a Severance Agreement (the "Old Agreement"); and

          WHEREAS, the Company and the Executive desire to terminate the Old Agreement and replace it with this Agreement; and

          WHEREAS, the Company deems the services of the Executive to be of great and unique value to the business of the Company and the Company desires to assure both itself of continuity of management and the Executive of continued employment; and

          WHEREAS, the Executive is a key management associate of the Company and is presently making and is expected to continue making substantial contributions to the Company; and

          WHEREAS, it is in the best interests of the Company and its shareholders to induce the Executive to remain in the employ of the Company; and

          WHEREAS, the Executive presently is serving in his/her
capacity as a     2     of the Company; and
              ---------

          WHEREAS, the Company desires to provide an additional inducement for the Executive to remain in the employ of the Company as hereinafter provided by providing to him/her additional amounts of compensation as provided in this Agreement in the event of his/her termination of employment for the reasons specified herein.

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and the Company hereby agree as provided below.

          1. OPERATION OF AGREEMENT. The purpose of this Agreement is to provide to the Executive additional amounts of compensation as provided in this Agreement in the event of his/her termination of employment for the reasons specified herein. Accordingly, the Company and the Executive have entered into this Agreement in accordance with the terms and provisions herein to provide for such protection to the Executive.

               (a) CONTROL DATE. The "Control Date" shall be the date during the "Change of Control Period" (as defined in Section 1(b)) on which a Change of Control (as defined in Section 1(c)) occurs. Anything in this Agreement to the contrary notwithstanding, if the Executive's employment with the Company is terminated prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Control Date" shall mean the date immediately prior to the date of such termination.

               (b) CHANGE OF CONTROL PERIOD. The "Change of Control Period" is the period commencing on the Effective Date and ending on the first to occur of (i) the second anniversary of such date or (ii) the first day of the month coinciding with or next following the Executive's attainment of age 65 ("Normal Retirement Date"); provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (the date one year after the date hereof and each annual anniversary of such date, is hereinafter referred to as the "Renewal Date"), the Change of Control Period shall be automatically extended so as to terminate on the first to occur of:
(i) two years from such Renewal Date or (ii) the first day of the month coinciding with or next following the Executive's Normal Retirement Date, unless at least 60 days prior to the Renewal Date, the Company shall give notice that the Change of Control Period shall not be so extended, in which event this Agreement shall continue for the remainder of the term of the then current Change of Control Period and terminate as provided herein.

               (c) DEFINITION OF CHANGE OF CONTROL. For the purpose of this Agreement, a "Change of Control" shall mean:

                    (i)    The acquisition by any individual,
entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more (the "Triggering Percentage") of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, in the event the "Incumbent Board" (as such term is hereinafter defined) pursuant to Section 7 of the Rights Agreement between the Company and The Liberty National Bank and Trust Company of Oklahoma City dated as of July 7, 1986 together with any additional amendments thereto (the "Rights Agreement") lowers the threshold amounts set forth in Section 1(a) or 3(a) of the Rights Agreement, the Triggering Percentage shall be automatically reduced to equal the threshold set pursuant to
Section 7 of the Rights Agreement; and provided, further, however, that the following acquisitions shall not constitute a change of

                              -2-

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control:  (A) any acquisition directly from the Company, (B) any acquisition by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition previously approved by at least a majority of the members of the Incumbent Board, (E) any acquisition approved by at least a majority of the members of the Incumbent Board within five
(5) business days after the Company has notice of such acquisition, or (F) any acquisition by any corporation pursuant to a transaction which complies with clauses (x), (y), and (z) of subsection (iii) of this Section 1(c); or

                    (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, appointment or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                    (iii)  Approval by the shareholders of the
Company of a reorganization, share exchange, merger or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (y) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the

                             -3-


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Business Combination, and (z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination or were elected, appointed or nominated by the Board; or

                    (iv)  Approval by the shareholders of the
Company of (x) a complete liquidation or dissolution of the Company or, (y) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

          2. AGREEMENT NOT EMPLOYMENT CONTRACT. This Agreement shall be considered solely as a "severance agreement" obligating the Company to pay to the Executive certain amounts of compensation in the event and only in the event of his termination of employment after the Control Date for the reasons and at the times specified herein.

          3. TERMINATION. Except as provided in Section 5 hereof, this Agreement shall terminate upon the first to occur of the following events.

               (a)  DEATH.  The date of death of the Executive.

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
               (b) CAUSE. The termination of the Executive's employment by the Company for "Cause." For purposes of this Agreement, termination of the Executive's employment by the Company for Cause shall mean termination for one of the following reasons:
(i) the conviction of the Executive of a felony by a federal or state court of competent jurisdiction; (ii) an act or acts of dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company; or (iii) the Executive's "willful" failure to follow a direct, reasonable and lawful written order from his supervisor, within the reasonable scope of the Executive's duties, which failure is not cured within 30 days. Further, for purposes of this Section (b):

                    (1)    No act or failure to act, on the
Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company.

                    (2)    The Executive shall not be deemed to
have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths (3/4ths) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth in clauses (i), (ii) or (iii) above and specifying the particulars thereof in detail.

               (c)  GOOD REASON.  The termination of the
Executive's employment by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" means:

                    (i)   the assignment to the Executive of any
          duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities or any other action by the Company which results in a diminishment in such position, compensation, authority, duties or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Company promptly after receipt of written notice thereof given by the Executive

                    (ii) the Company's requiring the Executive to be based at any office or location more than 25 miles from where the Executive was employed immediately prior to the Change of Control, except for periodic travel reasonably required in the performance of the Executive's responsibilities; or

                    (iii)  any failure by the Company to comply
          with and satisfy Section 11(a) of this agreement.

               (d) FAILURE TO EXTEND AGREEMENT. The Company gives notice of its intent not to extend the Change of Control Period as provided in Section 1(b) hereof.

          4. NOTICE OF TERMINATION. Any termination of employment by the Company for Cause or by the Executive for Good Reason as provided in Section 3, above, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice).

          5. OBLIGATIONS OF THE COMPANY UPON TERMINATION FOLLOWING CHANGE OF CONTROL. If (i) within 24 months of the Control Date the Company shall terminate the Executive's employment for any reason other than for Cause or death, or (ii) within 24 months of the Control Date the employment of the Executive shall be terminated by the Executive for Good Reason, then, upon the occurrence of either event as described in clauses (i) and (ii), the Company shall pay to the Executive in a lump sum, in cash, within 30 days after the date of termination of employment an amount equal to 24 times the Base Compensation Rate (defined below) on the Control Date. "Base Compensation Rate" shall mean the monthly rate of compensation of the Executive (before any salary reductions on account of contributions made pursuant to either Sections 401(k) or 125 of the Code, if applicable) in effect as of the Effective Date or such rate as increased but not reduced) from the Effective Date until the Control Date. The Executive's Base Compensation Rate as of the Effective Date is the monthly rate of salary, payable bi-weekly. Provided, in the event the Executive has not attained his Normal Retirement Date as of the Control Date, and if his Normal Retirement Date would occur within 24 months of his Control Date assuming the Executive continued in the employ of the Company until his Normal Retirement Date and then retired, then, in such event, the aforesaid factor "24" shall be reduced to equal the number of months (partial months shall be considered as a whole month) remaining between the Control Date and the Executive's Normal Retirement Date. Provided further, if the Executive has attained his Normal Retirement Date on the Control Date, then, the factor "24" as used in this Section 5 shall be reduced to zero, and such Executive shall be entitled to no payment under this Agreement.

          6.   CERTAIN ADDITIONAL PAYMENTS BY THE COMPANy.

               (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, including, by example and not by way of limitation, acceleration by the Company of the date of vesting or payment or rate of payment under any plan, program or arrangement of the Company (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

               (b) Subject to the provisions of Section 6(c), all determinations required to be made under this Section 6, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by Deloitte & Touche LLP (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment which would be subject to the Excise Tax, or such earlier time as is requested by the Company. The initial Gross-Up Payment, if any, as determined pursuant to this Section 6(b), shall be paid to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with an opinion that he has substantial authority not to report any Excise Tax on his federal income tax return. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 6(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

               (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                    (i)    give the Company any information
reasonably requested by the Company relating to such claim,

                   (ii)    take such action in connection with
contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                  (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                   (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 6(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the

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Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

               (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 6(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          7. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its affiliated companies at or subsequent to the date of termination of employment shall be payable in accordance with such plan or program.

          8. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others. In no event shall the

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Executive be obligated to seek other employment by way of
mitigation of the amounts payable to the Executive under any of the provisions of this Agreement.

          9.   CONFIDENTIAL INFORMATION.

               (a) REQUIREMENT OF EXECUTIVE. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

               (b) ADDITIONAL REMEDIES. The Executive agrees that the remedy at law for any breach or threatened breach of any covenant contained in this Section 9 will be inadequate, and that the Company, in addition to such other remedies as may be available to it, in law or in equity, shall be entitled to injunctive relief without bond or other security.

          10. TERMINATION OF OLD AGREEMENT. Effective as of March 2, 1995, the date of the execution and delivery of this Agreement, the Old Agreement shall be terminated and of no further force and effect.

          11.  SUCCESSORS AND BINDING EFFECT.

               (a) SUCCESSOR MUST ASSUME AGREEMENT. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive terminated employment for Good Reason following a Change of Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination of employment. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law or otherwise.

               (b) BINDING EFFECT. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there is no such designee, to the Executive's estate.

          12. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma, without reference to principles of conflict of laws.

          13.  NOTICES.    All notices and other communications
hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          IF TO THE EXECUTIVE:

          At his last known address evidenced on the Company's payroll records

          IF TO THE COMPANY:

          Fleming Companies, Inc.
          6301 Waterford Boulevard
          P. O. Box 26647
          Oklahoma City, Oklahoma 73126

          Attn:  Larry A. Wagner
                 Senior Vice President - Human Resources

          with a copy to:

          David R. Almond, Esq.
          Senior Vice President and General Counsel
          Fleming Companies, Inc.
          6301 Waterford Boulevard
          P.O. Box 26647
          Oklahoma City, Oklahoma  73126
          with a copy to:

          McAfee & Taft
          A Professional Corporation
          Tenth Floor Two Leadership Square
          Oklahoma City, Oklahoma 73102

          Attn:  John M. Mee, Esq.

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          14. TAXES TO BE WITHHELD. The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral and prior written agreements and understandings. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect among the parties.

          16. AMENDMENT. This Agreement may not be amended, and no provision hereof shall be waived, except by a writing signed by all parties to this Agreement, or, in the case of a waiver, by the party waiving compliance therewith, which states that it is intended to amend or waive a provision of this Agreement. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or failure to act in any other instance, whether or not similar.

          17. ENFORCEABILITY. Should any provision of this Agreement be unenforceable or prohibited by an applicable law, this Agreement shall be considered divisible as to such provision which shall be inoperative, and the remainder of this Agreement shall be valid and binding as though such provision were not included herein. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          18. COUNTERPARTS. This Agreement may be executed in two or more counterparts with the same effect as if the signatures to all such counterparts were upon the same instrument, and all such counterparts shall constitute but one instrument.

          19. HEADINGS. All headings in this Agreement are for convenience only and are not intended to affect the meaning of any provision hereof.

          20. NO TRUST. No action under this Agreement by the Company or its Board of Directors shall be construed as creating a trust, escrow or other secured or segregated fund, in favor of the Executive or his beneficiary. The status of the Executive and his beneficiary with respect to any liabilities assumed by the Company hereunder shall be solely those of unsecured creditors of the Company. Any asset acquired or held by the Company in connection with liabilities assumed by it hereunder, shall not be deemed to be held under any trust, escrow or other secured or segregated fund for the benefit of the Executive or his beneficiary or to be security for the performance of the obligations of the Company, but shall be, and remain a general, unpledged, unrestricted asset of the Company at all times subject to the claims of general creditors of the Company.

          21. NO ASSIGNABILITY. Neither the Executive nor his beneficiary, nor any other person shall acquire any right to or interest in any payments payable under this Agreement, otherwise than by actual payment in accordance with the provisions of this Agreement, or have any power to transfer, assign, anticipate, pledge, mortgage or otherwise encumber, alienate or transfer any rights hereunder in advance of any of the payments to be made pursuant to this Agreement or any portion thereof which is expressly declared to be nonassignable and nontransferable. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit.

          IN WITNESS WHEREOF, the Executive has hereunto set his/her hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf all as of the day and year first above written.

                           ------------------------------------------
                                   3

                                  "EXECUTIVE"


                           FLEMING COMPANIES, INC., an Oklahoma
                               corporation

                            By
                               --------------------------------------
                               Robert E. Stauth
                               Chairman, President & Chief
                               Executive Officer

                                   "COMPANY"